Exhibit 107

Calculation of Filing Fee Table

F-1

(Form Type)

ECARX Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering price Maximum Aggregate Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid
	Equity	Class A Ordinary Share, par value $0.000005 per share (Secondary Offering)(10)	Rule 457(a) and Rule 457(c)	5,155,389	$7.925	(11)	40,856,457.83	0.0001102	$4,502.38
Previously Paid
	Equity	Class A Ordinary Share, par value $0.000005 per share, underlying Warrants (Primary Offering)(2)	Other	8,872,000	$11.50	(3)	102,028,000.00	0.0001102	$11,243.49
	Equity	Class A Ordinary Share, par value $0.000005 per share, underlying Warrants (Primary Offering)(4)	Other	14,999,971	$11.50	(3)	172,499,666.50	0.0001102	$19,009.46
	Equity	Class A Ordinary Share, par value $0.000005 per share (Secondary Offering)(5)	Rule 457(c)	277,652,283	$4.85	(6)	1,346,613,572.55	0.0001102	$148,396.82
	Equity	Warrants to purchase Class A Ordinary Share (Secondary Offering)(7)	Other	8,872,000	-		-	-	-(8)
	Equity	Class A Ordinary Share, par value $0.000005 per share, underlying Warrants (Secondary Offering)(9)	Other	8,872,000	-		-	-	-(8)
Carry forward
			Total Offering Amounts				1,661,997,696.88		$183,152.15
			Total Fees Previously Paid						$147,046.76
			Total Fee Offsets						$31,603.00
			Net Fee Due						$4,502.39

(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Class A ordinary shares of the Registrant (“Class A Ordinary Shares”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding Class A Ordinary Shares, as applicable.

(2)	Consists of 8,872,000 Class A Ordinary Shares issuable by the Registrant upon the exercise of the Sponsor Warrants (as defined in this Registration Statement).

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(4)	Consists of 14,999,971 Class A Ordinary Shares issuable by the Registrant upon the exercise of Public Warrants (as defined in this Registration Statement).

(5)	Consists of an aggregate of 277,652,283 outstanding Class A Ordinary Shares registered for resale by the Selling Securityholders named in this Registration Statement.

(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Class A Ordinary Share as reported on May 11, 2023, which was approximately $4.85 per share.

(7)	Consists of 8,872,000 Sponsor Warrants registered for resale by the Selling Securityholders named in this Registration Statement.

(8)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A Ordinary Share.

(9)	Consists of 8,872,000 Class A Ordinary Shares issuable upon exercise of the Sponsor Warrants registered for resale by the Selling Securityholders named in this Registration Statement.

(10)	Consists of an aggregate of 5,155,389 outstanding Class A Ordinary Shares registered for resale by the Selling Securityholders named in this Registration Statement.

(11)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Class A Ordinary Share as reported on June 12, 2023, which was approximately $7.925 per share.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	ECARX Holdings Inc.	Form F-4	333-267813(1)	10/11/2022		$31,603.00	Equity	Shares underlying Warrants included as part of the Units	24,872,000	$286,774,160
Fee Offset Sources

(1)

The Registrant previously registered 24,872,000 Class A Ordinary Shares issuable on the exercise of the Public Warrants and Sponsor Warrants under a registration statement on Form 4 (File No. 333-267813) (the “Prior Registration Statement”). None of these warrants have been exercised and, consequently, none of those Class A Ordinary Shares have been issued or sold under the Prior Registration Statement. The Registrant has completed the offering that included these unissued Class A Ordinary Shares under the Prior Registration Statement.